Exhibit 99.1

IronNet Reports Preliminary Fourth Quarter and Fiscal Year 2022 Financial Results

Achieves Record Revenue in the Fiscal Fourth Quarter

Annual Recurring Revenue Increases 23% Year-Over-Year; Adds 61 New Customers Year-Over-Year

McLean, VA (April 6, 2022) – IronNet, Inc. (NYSE: IRNT) (“IronNet”), a leading provider of solutions Transforming Cybersecurity Through Collective DefenseSM, announced today its financial results for the fourth quarter and fiscal year ended January 31, 2022.

“Never before has the need for the exchange of real-time cyber threats across the public and private sectors been more critical than it is today,” said GEN (Ret.) Keith Alexander, Chairman and co-CEO of IronNet. “IronNet’s technology addresses the concerning gaps created by the status quo in cyber security, with nations, industries and companies still defending largely in isolation. Our Collective Defense platform goes beyond threat detection to enable security operations center analysts to ‘prove the positive’ by triaging alerts in an automated fashion to help better defend their data networks from cyber attacks.”

William Welch, co-CEO of IronNet, also commented: “I am proud of our team for executing well in the fourth quarter as we drive the business forward and seize the opportunity to transform the cybersecurity market. We are encouraged by the momentum of our cloud-based subscription business model as the market has a growing appreciation for the potency of IronNet’s platform solution. Our platform is enabling our customers to quickly multiply the capabilities and effectiveness of their own network security team while also protecting their operational privacy.”

Fourth Quarter and Fiscal Year 2022 Financial & Operating Highlights

•	Annual Recurring Revenue (ARR): $31.8 million at January 31, 2022 compared to $25.8 million at the end of the prior fiscal year and $27.5 million at the end of the prior quarter.

•	Revenue: Revenue for the fourth quarter was $8.2 million compared to $7.4 million in the same quarter last year. Cloud subscription revenue was $5.0 million, or 68% of product revenue.

Revenue for the fiscal year 2022 was $27.5 million compared to $29.2 million in the prior year, a 6% decline driven in part by a $2.3 million decline in professional services revenue in fiscal 2022. Cloud subscription revenue for the full year 2022 was $16.0 million, or 63% of product revenue.

•

Gross Margin: Gross margin for the fourth quarter was 60.1% compared to 74.4% in the same quarter last year, with cost of sales accounting charges during the fourth quarter representing approximately half of the decline.

Gross Margin for the fiscal year 2022 was 65.9% compared to 76.0% in the prior year, with the same cost of sales accounting charges representing nearly one-third of the decline.

•

GAAP net loss and non-GAAP adjusted net loss: GAAP net loss for the fourth quarter was $44.2 million. Non-GAAP adjusted net loss, which excludes certain expenses described below, for the fourth quarter was $19.6 million compared to $20.2 million in the third quarter.

GAAP net loss for the fiscal year 2022 was $241.7 million*, which includes transaction related expenses of $170.0 million (for non-cash stock-based compensation and change in fair market value of private warrants between the closing of the merger with LGL in August and their exercise in late September and early October, and $3.2 million of transaction expenses). Non-GAAP adjusted net loss for the fiscal year 2022, which excludes those transaction related expenses and certain other expenses described below, was $71.6 million.

•	Dollar-based average contract length: 2.7 years for the fourth quarter and full fiscal year.

•

Cash and cash equivalents: $47.7 million at end of quarter. The company has not yet drawn on its equity line facility with Tumim Stone Capital, which allows the company, subject to certain conditions and limitations, to issue shares of common stock for up to $175 million in gross proceeds.

•	Customer Count: 88 compared to 27 at the end of the same quarter last year and 74 at the end of the prior quarter.

Business Highlights

•

Earned the highest AAA rating for Network Detection and Response (NDR) from the highly regarded independent testing organization, SE Labs, as part of its Enterprise Advanced Security Protection assessment, based on NDR performance against a range of ATP attacks.

•

Launched new product capabilities which increase the automation of the IronNet Collective Defense platform by reducing false positives and analyst workflow through automated alert correlation and triage, enabling malicious payload detection, and extending the supported hunt window.

•

Enhanced our longstanding relationship with the U.S. Department of Homeland Security’s Cybersecurity & Infrastructure Security Agency (CISA) to become a Specialist Partner of the Joint Cyber Defense Collaborative (JCDC). IronNet has collaborated with CISA in numerous areas to enhance the nation’s cybersecurity through public-private partnership, including through our membership in the Cyber Information Sharing and Collaboration Program (CISCP).

•

Announced multiple customer wins including a multi-year contract with a Gulf Cooperation Council Country (GCC) that represents our largest international AWS deployment, an expanded partnership with the New York Power Authority (NYPA) to defend key supply chain partners, and a major Texas-based bank, among others.

•	Entered into a Common Stock Purchase Agreement on February 10, 2022 with Tumim Stone Capital for up to $175 million for working capital and general corporate purposes to support future growth.

•

Named Fernando Maymi as the company’s new Chief Information Security Officer, leading cybersecurity operations, governance, risk management, and compliance for the company, and assuming the role from George Lamont, who will remain the company’s Chief Information Officer.

Outlook

James Gerber, CFO of IronNet stated: “Our fiscal year guidance reflects our confidence in our growth on the transactional side of the business. We will increase our guidance as appropriate to reflect strategic customer contracts. Our existing cash and cash equivalents, combined with the potential liquidity from our recently announced equity line financing, should provide IronNet with the operational and strategic flexibility needed to continue to advance our market strategy.”

For the fiscal year 2023, IronNet expects for the transactional business:

•	Revenue of approximately $34 million, representing nearly 25% growth

•	ARR of approximately $48 million, representing 50% growth

Conference Call & Webcast Information

IronNet will host a conference call to discuss these results today, Wednesday, April 6, 2022, at 5:00 p.m. ET. A live webcast of the conference call and additional materials can be accessed on IronNet’s Investor Relations website at https://www.ir.ironnet.com. A replay of the webcast will be available through the same link following the conference call.

Date:	Wednesday, April 6, 2022
Time:	5:00 p.m. ET
Webcast:	https://www.ir.ironnet.com
Dial-in number:	201-689-7807

About IronNet

Founded in 2014 by GEN (Ret.) Keith Alexander, IronNet, Inc. (NYSE: “IRNT”) is a global cybersecurity leader that is transforming how organizations secure their networks by delivering the first-ever Collective Defense platform operating at scale. Employing a number of former NSA cybersecurity operators with offensive and defensive cyber experience, IronNet integrates deep tradecraft knowledge into its industry-leading products to solve the most challenging cyber problems facing the world today. For more information, visit www.ironnet.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding IronNet’s fiscal 2023 revenue and ARR outlook, its ability to transform cybersecurity, execute on its business strategy and increase market share, and the expansion of the cybersecurity market and demand for IronNet’s products and services. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside IronNet’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: IronNet’s ability to execute on its plans to develop and market new products and the timing of these development programs; IronNet’s estimates of the size of the markets for its products; the rate and degree of market acceptance of IronNet’s products; the success of other competing technologies that may become available; IronNet’s ability to identify and integrate acquisitions; the performance of IronNet’s products; potential litigation; and general economic and market conditions impacting demand for IronNet’s products. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” in the final prospectus filed by IronNet with the Securities and Exchange Commission (SEC) pursuant to Rule 424(b)(3) on September 30, 2021, as well as other documents to be filed by IronNet from time to time with the SEC, including its Annual Report on Form 10-K to be filed for the year ended January 31, 2022. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward looking statements, and IronNet does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Certain Definitions and Non-GAAP Measures

Annual Recurring Revenue (ARR) — Calculated at a particular measurement date as the annualized value of our then existing customer subscription contracts and the portions of other software and product contracts that are to be recognized over the course of the contracts and that are designed to renew, assuming any contract that expires during the 12 months following the measurement date is renewed on its existing terms.

Dollar-based average contract length: Calculated by multiplying the average total length of our customer contracts, measured in years or fractions thereof, by the respective revenue recognized for the last three months of each reporting period, and then dividing by the revenue attributable to software and product customers for the same three-month period used in the numerator. Because many of our customers have similar buying patterns and the average term of our contracts is more than 12 months, this metric provides a means of assessing the degree of built-in revenue repetition that exists across our customer base. Declines in average contract length are not reflective of the average lifetime of a customer.

Non-GAAP adjusted net loss: Calculated as GAAP net loss excluding the impact of one-time stock-based compensation expense and transaction costs related to the merger between LGL Systems Acquisition Corp. and IronNet Cybersecurity, Inc.

The following table presents a reconciliation of GAAP net loss to non-GAAP adjusted net loss as presented in this release:

	Three Months Ended January 31,	Year Ended January 31,
	2022	2022

	(in thousands)
GAAP Net Loss	$(44,153)	$(241,654)
Add: Stock compensation expense *	23,779	155,602
Add: Increase in fair value of warrant liabilities	(37)	11,265
Add: Transaction costs	838	3,166

Non-GAAP Net Loss	$(19,573)	$(71,621)

One-time stock-based compensation charges were required in the quarter ended October 31, 2021 due to: (1) the closing of the merger in August 2021, which triggered recognition of expense for the time-vested RSUs outstanding at that date, (2) the de-SPAC type of trigger, which satisfied the liquidity event condition on the RSUs that required an accounting revaluation of the vested RSUs at the time of the charge to their value on the date of the closing and (3) the accounting requirement to use a graded recognition method, instead of a straight line method, where the graded method used brings stock compensation charges forward compared to the straight line method.

*

We have identified an error in our financial statements for the quarterly and year-to-date financial statements for the period ended 10/31/21. The error is preliminarily estimated in the amount of $28 million and resulted in an overstatement of stock-based compensation expense in the period ended 10/31/21. This is likely to result in a restatement or revision of our quarterly financial statements for the period ended 10/31/21.

We are currently evaluating this matter with respect to the determination of whether the financial statements will be restated or revised as well as the associated control implications.

The full year stock compensation includes this reduction of $28 million relating to the already reported third quarter results.

IronNet Contacts:

IronNet Investor Contact: Nancy Fazioli—IR@ironnet.com

IronNet Media Contact: Brian Bartlett, Rational 360—Media@ironnet.com

IronNet Inc.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share amounts, Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021
Product, subscription and support revenue	$7,309	6,660	$25,347	24,701
Professional services revenue	870	747	2,197	4,526

Total revenue	8,179	7,407	27,544	29,227
Cost of product, subscription and support revenue	2,720	1,571	8,225	5,393
Cost of professional services revenue	542	322	1,158	1,629

Total cost of revenue	3,262	1,893	9,383	7,022
Gross Profit	4,917	5,514	18,161	22,205
Operating expenses
Research and development	13,229	5,789	52,608	25,754
Sales and marketing	15,910	7,115	82,658	30,381
General and administrative	19,487	4,658	111,660	21,347

Total operating expenses	48,626	17,562	246,926	77,482
Operating Loss	(43,709)	(12,048)	(228,765)	(55,277)
Other income	6	8	25	71
Other expense	(77)	(151)	(1,183)	(90)
Change in fair value of warrants liabilities	37	—	(11,265)	—
Loss before income taxes	(43,743)	(12,191)	(241,188)	(55,296)
Benefit (provision) for income taxes	(410)	(19)	(466)	(77)

Net loss	$(44,153)	(12,210)	$(241,654)*	$(55,373)

Basic and diluted net loss per common share	(0.45)	(0.18)	(3.02)	(0.86)
Weighted average shares outstanding, basic and diluted	97,599,748	66,037,264	79,953,178	64,561,688

IronNet Inc.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share amounts, Unaudited)

	January 31,	January 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$47,673	$31,543
Accounts receivable	1,991	1,643
Unbilled receivable	6,467	1,425
Related party receivables and loan receivables	2,469	3,599

Account and loan receivables	10,927	6,667
Inventory	4,580	2,180
Deferred costs	2,599	2,068
Prepaid warranty	1,205	1,037
Prepaid expenses and other current assets	4,742	2,172

Total current assets	$71,726	$45,667
Deferred costs	3,243	2,056
Property and equipment, net	5,606	2,792
Prepaid warranty	1,230	878
Deposits and other assets	493	298

Total assets	$82,298	$51,691

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,348	$1,922
Accrued expenses	4,709	2,591
Deferred revenue	17,219	12,481
Deferred rent	159	134
Short-term PPP loan	—	3,487
Income tax payable	542	88
Other current liabilities	689	689

Total current liabilities	25,666	21,392
Deferred rent	769	928
Deferred revenue	17,413	21,563
Warrants	7	—
Long-term PPP loan	—	2,093
Other long-term liabilities payable	—	689
Total liabilities	$43,855	$46,665

Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock; $0.0001 par value; 500,000,000 shares authorized; 88,876,292 and 66,933,566 shares issued and outstanding at October 31, 2021 and January 31, 2021, respectively	9	7
Additional paid-in capital	454,855	180,853
Accumulated other comprehensive (loss) income	492	40
Accumulated deficit	(416,913)	(175,039)
Subscription notes receivable	—	(835)

Total stockholders’ equity	38,434	5,026

Total liabilities and stockholders’ equity	$82,298	$51,691

IronNet Inc.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands, Unaudited)

	Year Ended January 31,
	2022	2021
Cash flows from operating activities
Net loss	$(241,653)	$(55,373)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,092	1,162
Loss (Gain) on sale of fixed assets	(6)	219
Bad debt expense	—	33
Employee stock based compensation	155,602	(6)
Non-cash interest expense	1,155	—
Change in fair value of warrants liabilities	11,265	—
Non-cash interest income on amounts due from stockholder	(8)	—
Changes in operating assets and liabilities:
Accounts receivable	(4,260)	(3,356)
Deferred costs	(1,718)	(1,038)
Inventories	(2,401)	(217)
Prepaid expenses and other current assets	(3,664)	(610)
Deposits and other assets	(177)	104
Prepaid warranty	(520)	424
Accounts payable	398	1,628
Accrued expenses	971	751
Income tax payable	454	76
Other short-term liabilities	(689)	—
Deferred rent	(134)	(158)
Deferred revenue	588	13,711
Warrants	20	—

Net cash used in operating activities	(83,685)	(42,650)

Cash flows from investing activities
Purchases of property and equipment	(3,881)	(952)
Proceeds from the sale of fixed assets	8	61
Sales of investments	—	—
Proceeds from the maturity of investments	—	1,003

Net cash (used in) provided by investing activities	(3,873)	112

Cash flows from financing activities
Proceeds from issuance of common stock	694	57,593
Proceeds from borrowing SVB Bridge loan	15,000	—
Proceeds from borrowing PPP loan	—	5,580
Payment of loan—SVB bridge	(15,000)	—
Payment of PPP loan	(5,580)	—
Merger recapitalization	4,214	—
Proceeds from PIPE shares	125,000	—
Payment of transaction costs	(21,179)	—
Proceeds from stock subscriptions	293	81

Net cash provided by financing activities	103,442	63,254

Effect of exchange rate changes on cash and cash equivalents	246	21

Net change in cash and cash equivalents	16,130	20,737
Cash and cash equivalents

Beginning of the period	$31,543	$10,806

End of the period	$47,673	$31,543
Supplemental disclosures of non-cash investing and financing activities
Interest earned on subscription notes receivable	8	16
Unpaid purchases of property and equipment	(28)	—
Non-cash settlement of related party loan receivable for common shares	(1,075)	—
Initial classification of warrant liabilities	10,234	—
Cashless exercise of warrants classified as liabilities	(10,214)	—